Exhibit 10.1

WAIVER

This waiver (“Waiver”) is entered into as of October 16, 2026 (the “Waiver Date”), by and among Tenon Medical, Inc., a Delaware corporation (the “Company”), and Armistice Capital Master Fund Ltd. (the “Purchaser”), in connection with that certain Securities Purchase Agreement, dated as of August 27, 2026, by and between the Company and the Purchaser (as may be amended, modified, or supplemented from time to time, the “Purchase Agreement”). Each of the Company and Purchaser is a “Party” to this Waiver and the Company and Purchaser are, collectively, the “Parties” hereto.

Capitalized terms used and not defined in this Waiver have the respective meanings ascribed to such terms in the Purchase Agreement.

Whereas, the Company has entered into a Sales Agreement, dated as of August 11, 2026, with A.G.P./Alliance Global Partners (the “Sales Agreement”) for an “at-the-market” offering of shares of Common Stock in excess of $4,000,000 (the “ATM”) pursuant to a prospectus included in the Company’s registration statement on Form S-3 (File No. 333-298245), declared effective by the Commission on August 18, 2026 (the “Registration Statement”);

Whereas, the Company desires to increase the amount that it may offer and sell pursuant to the ATM (the “ATM Increase”)

Whereas pursuant to Section 4.12 of the Purchase Agreement, the Company may be restricted from increasing the dollar amount of shares issuable under the ATM;

Whereas the Company desires the Purchaser to waive the provisions of Section 4.12 that may restrict the ATM Increase.

Now Therefore, in consideration of the mutual covenants herein, including the issuance of the warrants described in Section 2 below, the Parties agree as follows:

1.	The Purchaser hereby irrevocably waives the restrictions of Section 4.12 of the Purchase Agreement, including Sections 4.12(a) and 4.12(b) thereof, solely to the extent necessary to permit the Company to (i) file the ATM Prospectus Supplement(s) effecting the ATM Increase, (ii) enter into any amendment to the Sales Agreement related to the ATM Increase and the Purchaser waives any right to injunctive relief or damages under Section 4.12 of the Purchase Agreement with respect thereto.

2.	As consideration for the waiver set forth in Section 1 above, the Company shall issue to the Purchaser Series B common stock purchase warrants to purchase up to 125,000 shares of Common Stock (the “New Warrants”), with an exercise price of $5.02 per share, expiring five (5) years from September 14, 2026, substantially in the form of the warrant attached hereto as Exhibit A.

3.	The Company and the Purchaser hereby agree that the period during which the restrictions set forth in Section 4.12(a) of the Purchase Agreement apply shall be extended by fifteen (15) days, such that Section 4.12(a) of the Purchase Agreement shall apply from the date of the Purchase Agreement until seventy-five (75) days following the Effective Date; provided that the issuance of the warrants pursuant to Section 2 and filings and amendment pursuant to the Section 1 above shall not be restricted thereby.

4.

5.	Registration Obligations. As soon as reasonably practicable (and in any event within 60 calendar days of the Waiver Date), the Company shall file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) with the U.S. Securities and Exchange Commission (the “Commission”) providing for the registration of a resale of the shares of common stock of the Company issuable upon exercise of the New Warrants (“New Warrant Shares”) by the Purchaser (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within ninety (90) calendar days following the date hereof (or within 120 calendar days following the date hereof in case of “full review” of such registration statement by the Commission) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

6.	Except as set forth above, all of the terms, conditions and provisions of the Purchase Agreement and all other Transaction Documents shall be and remain in full force and effect, including but not limited to the restriction in Section 4.12 of the Purchase Agreement on any sales pursuant to the ATM..

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IN WITNESS WHEREOF, the Parties hereto have caused this Waiver to be executed on the date first written above.

PURCHASER:

ARMISTICE CAPITAL MASTER FUND LTD.

By:	/s/ Steven Boyd
	Name:	Steven Boyd
	Title:	CIO of Armistice Capital, LLC, the Investment Manager

COMPANY:

TENON MEDICAL, INC.

By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer & President

Exhibit A